ERNST & YOUNG		Ernst & Young LLP
			5 Times Square
			New York, New York  10036-6530
			Phone: (212) 773-3000
			www.ey.com


December 5, 2007


Grace C. Torres
Treasurer
The Greater China Fund, Inc.
c/o Prudential Investments LLC
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


Dear Ms. Torres:

This is to confirm that the client-auditor relationship between The Greater China Fund, Inc. (Commission File
Number 811-06674) and Ernst & Young LLP has ceased.

Very truly yours,

Ernst & Young LLP


Copy to:	PCAOB Letter File
		Office of the Chief Accountant
		Securities and Exchange Commission
		100 F Street, N.E.
		Washington, D.C.  20549-7561